Exhibit 5.1

October 28, 2022

Southern Power Company
30 Ivan Allen Jr. Boulevard, N.W.
Atlanta, Georgia 30308

Re:   Registration Statement on Form S-3

Ladies and Gentlemen:

We are acting as counsel to Southern Power Company (the “Company”) in connection with the preparation of a Registration Statement on Form S-3, including a preliminary prospectus, filed with the Securities and Exchange Commission (the “Commission”) on October 28, 2022 (the “Registration Statement”) for the registration under the Securities Act of 1933, as amended (the “Act”), of (1) Preferred Stock (the “Preferred Stock”) to be issued by the Company, (2) Senior Notes (the “Senior Notes”) to be issued by the Company, and (3) Junior Subordinated Notes (the “Junior Subordinated Notes” and, together with the Preferred Stock and the Senior Notes, the “Securities”) to be issued by the Company. The Senior Notes will be issued pursuant to the Senior Note Indenture, dated as of June 1, 2002, as supplemented and amended, between the Company and Computershare Trust Company, N.A., as successor trustee (the “Senior Note Indenture”), and the Junior Subordinated Notes will be issued pursuant to the subordinated note indenture to be entered into between the Company and the trustee named therein (the “Subordinated Note Indenture”), in each case in the respective forms filed as exhibits to the Registration Statement.

In rendering the opinions set forth below, we have examined the Registration Statement and copies of the Company’s Certificate of Incorporation and Bylaws. We also have reviewed minutes of proceedings of the Board of Directors of the Company, the Senior Note Indenture, the form of Subordinated Note Indenture and such other documents as we have deemed necessary for purposes of this opinion. In such examinations, we have assumed the genuineness of all signatures on all original documents, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all copies submitted to us, the authenticity of the originals of documents submitted to us as copies and the due execution and delivery of all documents where due execution and delivery are prerequisite to the effectiveness thereof.

October 28, 2022 Page 2

We are of the opinion that:

1.    The Company is validly existing as a corporation under the laws of the State of Delaware and has due corporate power to create the obligations arising under the Securities.

2.    Upon the adoption by the stockholders of an amendment to the Certificate of Incorporation of the Company establishing the Preferred Stock, the filing of such amendment in the Office of the Delaware Secretary of State and the filing in the Office of the Delaware Secretary of State of an amendment to the Certificate of Incorporation establishing the rights and preferences of each series of Preferred Stock, and when certificates for such Preferred Stock have been executed, countersigned and registered in accordance with the resolutions of the Board of Directors of the Company or a duly authorized committee thereof and the Bylaws of the Company, upon compliance with the Act and the Federal Power Act, as amended (the “Federal Power Act”), and upon compliance with applicable securities or blue sky laws of various jurisdictions, the shares of Preferred Stock will be legally issued, fully paid and nonassessable.

3.    With respect to any series of the Senior Notes or any series of the Junior Subordinated Notes offered by the Company pursuant to the Registration Statement, when the Board of Directors of the Company or a duly authorized committee thereof has adopted appropriate resolutions to approve the issuance, sale and terms of such series of Senior Notes or such series of Junior Subordinated Notes and related matters in accordance with laws of State of Delaware and the Company’s Certificate of Incorporation and Bylaws, such Senior Notes and Junior Subordinated Notes, as the case may be, will have been duly authorized by all necessary corporate action on the part of the Company.

4.    Upon compliance with the pertinent provisions of the Act, the Trust Indenture Act of 1939, as amended, and the Federal Power Act, upon compliance with applicable securities or blue sky laws of various jurisdictions, and upon the adoption of appropriate resolutions by the Board of Directors of the Company or a duly authorized committee thereof, when the Subordinated Note Indenture and any supplemental indenture to be entered into in connection with the issuance of the Senior Notes or the Junior Subordinated Notes, as the case may be, have been duly executed and delivered by the proper officers of the Company and the trustee named therein, and when the Senior Notes and the Junior Subordinated Notes, as the case may be, have been executed, authenticated and delivered against payment therefor in accordance with the terms of the Senior Note Indenture and the Subordinated Note Indenture, as the case may be, the Senior Notes and the Junior Subordinated Notes, as the case may be, will be valid and binding obligations of the Company, except as may be limited or otherwise affected by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and by general principles of equity, whether considered in a proceeding at law or in equity.

In rendering the foregoing opinions, with respect to matters of New York law, we have relied on the opinion of Hunton Andrews Kurth LLP attached hereto as Annex I.

In connection with the opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such Security, (i) the Registration Statement shall have been declared

October 28, 2022 Page 3

effective and such effectiveness shall not have been terminated or rescinded, (ii) there shall not have occurred any change in law affecting the validity or enforceability of such Security and (iii) each of the Senior Note Indenture and the Subordinated Note Indenture will be the valid and legally binding obligation of the trustee named therein. We have also assumed that none of the terms of any Security to be established subsequent to the date hereof, nor the issuance and delivery of such Security, nor the compliance by the Company with the terms of such Security will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company.

In expressing the opinions set forth above, we are not passing on the laws of any jurisdiction other than the General Corporation Law of the State of Delaware and the federal law of the United States of America and, to the extent set forth herein, the laws of the State of New York.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the statements with respect to our firm under the caption “Legal Matters” in the prospectus forming part of the Registration Statement. In giving the foregoing consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

This opinion letter may not be relied upon, furnished or quoted by you for any other purpose, without our prior written consent.

Very truly yours,

/s/ Troutman Pepper Hamilton Sanders LLP

File No: 79444.5
October 28, 2022

Troutman Pepper Hamilton Sanders LLP
600 Peachtree Street, N.E.
Suite 3000
Atlanta, Georgia 30308-2216

Re:  Southern Power Company Registration Statement on Form S-3

Ladies and Gentlemen:

We are acting as counsel to the prospective underwriters in connection with the preparation of a Registration Statement on Form S-3, including a preliminary prospectus, filed with the Securities and Exchange Commission (the “Commission”) on October 28, 2022 (the “Registration Statement”), for the registration under the Securities Act of 1933, as amended (the “Act”), of (1) Preferred Stock (the “Preferred Stock”) to be issued by Southern Power Company (the “Company”), (2) Senior Notes (the “Senior Notes”) to be issued by the Company and (3) Junior Subordinated Notes (the “Junior Subordinated Notes”) to be issued by the Company. The Senior Notes will be issued pursuant to the Senior Note Indenture, dated as of June 1, 2002, as supplemented and amended, between the Company and Computershare Trust Company, N.A., as successor trustee (the “Senior Note Indenture”), and the Junior Subordinated Notes will be issued pursuant to the subordinated note indenture to be entered into between the Company and the trustee named therein (the “Subordinated Note Indenture”), in each case in the respective forms filed as exhibits to the Registration Statement.

In rendering the opinion set forth below, we have examined the Registration Statement and such other documents as we have deemed necessary for purposes of the opinion set forth below. In such examinations, we have assumed the genuineness of all signatures on all original documents, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all copies submitted to us, the authenticity of the originals of documents submitted to us as copies and the due execution and delivery of all documents where due execution and delivery are prerequisite to the effectiveness thereof.

We are of the opinion that, upon compliance with the pertinent provisions of the Act, the Trust Indenture Act of 1939, as amended, and the Federal Power Act, as amended, upon compliance with applicable securities or blue sky laws of various jurisdictions, and upon the adoption of appropriate resolutions by the Board of Directors of the Company or a duly authorized committee thereof, when the Subordinated Note Indenture and any supplemental indenture to be entered into in connection with the issuance of the Senior Notes or the Junior Subordinated Notes, as the case may be, have been duly authorized, executed and delivered by the proper officers of the Company and the trustee named therein, and when the Senior Notes and the Junior Subordinated Notes, as the case may be, have been executed, authenticated and

ATLANTA AUSTIN BANGKOK BEIJING BOSTON BRUSSELS CHARLOTTE DALLAS DUBAI HOUSTON LONDON
LOS ANGELES MIAMI NEW YORK NORFOLK RICHMOND SAN FRANCISCO THE WOODLANDS TOKYO TYSONS WASHINGTON, DC
www.HuntonAK.com

Troutman Pepper Hamilton Sanders LLP
October 28, 2022

delivered against payment therefor in accordance with the terms of the Senior Note Indenture and the Subordinated Note Indenture, as the case may be, the Senior Notes and the Junior Subordinated Notes, as the case may be, will be valid and binding obligations of the Company, except as may be limited or otherwise affected by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and by general principles of equity, whether considered in a proceeding at law or in equity.

In connection with the opinion expressed above, we have assumed that, at or prior to the time of the delivery of any such security, (i) the Registration Statement shall have been declared effective and such effectiveness shall not have been terminated or rescinded, (ii) there shall not have occurred any change in law affecting the validity or enforceability of such security and (iii) each of the Senior Note Indenture and the Subordinated Note Indenture will be the valid and legally binding obligation of the trustee named therein. We have also assumed that none of the terms of any security to be established subsequent to the date hereof, nor the issuance and delivery of such security, nor the compliance by the Company with the terms of such security will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company.

We are members of the State Bar of New York and we do not express any opinion concerning any law other than the law of the State of New York.

This opinion letter is furnished for your benefit in connection with your rendering an opinion to the Company to be filed as Exhibit 5.1 to the Registration Statement and we hereby consent to your attaching this opinion letter as an annex to such opinion. In giving the foregoing consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder. This opinion letter may not be relied upon, furnished or quoted by you for any other purpose, without our prior written consent.

Very truly yours,

/s/ Hunton Andrews Kurth LLP